UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24 (May 20, 2016)

Resource Innovation Office REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-201842

Maryland	87-0854717
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, Resource America, Inc. (“Resource America”), the parent corporation of Resource Real Estate, Inc., the sponsor of Resource Innovation Office REIT, Inc. (the “Company”), announced that that it had entered into a definitive agreement to be acquired by C-III Capital Partners LLC (“C-III”), a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management. The proposed merger is expected to close late in the third quarter or early in the fourth quarter of 2016 and is subject to approval by the stockholders of Resource America, regulatory approvals and other customary closing conditions.

In connection with Resource America’s entry into the definitive agreement, on May 20, 2016, Jonathan Cohen notified the Company’s board of directors of his intention to resign as a director on or about the date of, subject to and effective upon the closing of the proposed merger of Resource America with C-III. Mr. Cohen’s resignation is not due to any disagreement with the Company, its advisor or any of their respective affiliates. Additionally, on May 21, 2016, the board of directors appointed Robert C. Lieber to replace Mr. Cohen as a director, subject to, and effective upon, the closing of the proposed merger, substantially concurrently with Mr. Cohen’s resignation.

Robert C. Lieber has served as an Executive Managing Director of both Island Capital Group LLC and C-III since July 2010, after having served under New York City Mayor Michael R. Bloomberg as Deputy Mayor for Economic Development since January 2007. Prior to joining the Bloomberg administration, Mr. Lieber was employed by Lehman Brothers Holdings Inc. for 23 years, serving most recently as a Managing Director of a real estate private equity fund and previously as the Global Head of Real Estate Investment Banking. Mr. Lieber also serves as a director of ACRE Realty Investors Inc., a publicly-traded commercial real estate company, and as a director of Tutor Perini Corporation, a publicly-traded general contracting and construction management company. He served as a board member and secretary of the board as well as a trustee for the Urban Land Institute and formerly served as chairman of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania. Mr. Lieber received a Bachelor of Arts from the University of Colorado and a Master of Business Administration from The Wharton School, University of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE INNOVATION OFFICE REIT, INC.

Dated: May 24, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer (Principal Executive Officer)